SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         6 June 1997
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                               Rayovac Corporation
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               (Exact Name of Registrant as Specified in Charter)


Wisconsin                           333-17895                   22-2423556
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(State or Other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)


601 Rayovac Drive, Madison, WI                                      53711
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code        (608) 275-3340
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Changes in Registrant's Certifying Accountant.

         (a) Former Auditors.

             (i) On 6 June 1997, the Board of Directors of Rayovac Corporation (the "Registrant"), upon the recommendation of the Audit Committee, directed management to dismiss Coopers & Lybrand L.L.P., the Registrant's former principal accountant, engaged to audit the Registrant's financial statements.

             (ii) No report of the former principal accountant on the financial statements of the Registrant for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

             (iii) A decision to change accountants was approved by the Audit Committee of the Board of Directors.

             (iv) During the Registrant's two most recent fiscal years and all subsequent interim periods preceding the dismissal, there was no disagreement with the former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former principal accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         (b) New Auditors.

             On 9 June 1997, KPMG Peat Marwick LLP was engaged as the Registrant's new principal accountant to audit the Registrant's financial statements.

Item 7.  Exhibits.

         16. Letter from Coopers & Lybrand L.L.P. regarding change in certifying accounts (to be filed by amendment).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Rayovac Corporation

Date: 10 June 1997                        By: /s/ James A. Broderick
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                                              James A. Broderick
                                              Vice President, General Counsel
                                              and Secretary